Exhibit 10.4

SUBSCRIPTION AGREEMENT

NavSight Holdings, Inc.

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between NavSight Holdings, Inc., a Delaware corporation (“SPAC”), and Spire Global Inc., a Delaware corporation (the “Company”), and pursuant to a business combination agreement (the “Transaction Agreement”) to be entered into among SPAC, the Company, and NavSight Merger Sub Inc. a Delaware corporation and wholly-owned subsidiary of SPAC formed for the purpose of consummating such business combination (“Merger Sub”), SPAC is seeking commitments from interested investors to subscribe for newly issued shares of Class A common stock, par value $0.0001 per share (the “Shares”), of SPAC, for a subscription price of $10.00 per share (the “Subscription”). The aggregate subscription price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

Certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (each, an “Other Investor”) have, severally and not jointly, entered into separate subscription agreements with SPAC (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Shares at the same per share purchase price as the Investor, and the aggregate amount of securities to be sold by SPAC pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 24,500,000 Shares. Neither Placement Agent shall engage or participate in any communication or other activities with respect to any potential purchasers in any offer or sale of securities that are (a) “retail customers”, as defined in Regulation Best Interest promulgated under the Exchange Act (“Regulation Best Interest”), and/or (b) not “institutional accounts”, as defined in FINRA Rule 4512(c), (such investors, the “Excluded Investors”), and neither Placement Agent shall have any liability or responsibility with respect to, nor receive any fee in connection with the offering and sale of, any of the Securities that are offered or sold to any Excluded Investors (any such offer or sale, an “Excluded Investor Private Placement”). For purposes of clarity, any Investor who is a natural person shall be included within the definition of Excluded Investor.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and SPAC agree as follows:

1. Subscription. The Investor hereby subscribes for, and SPAC agrees to issue and sell to Investor, such number of Shares as is set forth on the signature page of this subscription agreement (the “Subscription Agreement”) on the terms, and subject to the conditions provided for herein. The Investor understands and agrees that the Investor’s subscription for the Shares shall be deemed to be accepted by SPAC when this Subscription Agreement is signed by a duly authorized person by or on behalf of SPAC, on the date hereof.

2. Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 3 below, the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with and conditioned upon, the effectiveness and closing of the Transaction and immediately prior to the Effective Time (as defined in the Transaction Agreement) (the “Closing Date”). Upon delivery of written notice from (or on behalf of) SPAC to the Investor (the “Closing Notice”), that

SPAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to SPAC, three (3) business days prior to the closing date specified in the Closing Notice (the “Scheduled Closing Date”), to be held in escrow, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC in the Closing Notice. On the Closing Date, SPAC shall issue the Shares to the Investor, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), and subsequently cause the Shares to be registered in book entry form in the name of the Investor on SPAC’s share register, and the Subscription Amount shall be released from escrow automatically without any further action by SPAC or the Investor. In the event the Closing does not occur within three (3) business days of the Scheduled Closing Date, SPAC shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor. For the avoidance of doubt, the return of any Subscription Amount in connection with a delay in the Scheduled Closing Date shall not relieve the Investor of its obligations to pay the Subscription Amount on the date set forth in a revised Closing Notice and to otherwise comply with the terms and conditions of this Subscription Agreement. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the issuance and subscription of the Shares pursuant to this Subscription Agreement is subject to the satisfaction or waiver (if permitted by law) of the following conditions:

(i) there shall not be in force any Governmental Order (as defined in the Transaction Agreement), statute, rule or regulation enjoining or prohibiting the consummation of the Transaction or the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived, other than those conditions under the Transaction Agreement that, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the substantially concurrent consummation of the issuance and subscription of the Shares pursuant to this Subscription Agreement.

b. The obligation of SPAC to consummate the issuance of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver of the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date (except for such representations and warranties with respect to a specified date, which shall be true and correct as of such specified date) and (ii) Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

c. The obligation of the Investor to consummate the subscription of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver of the conditions that (i) all representations and warranties of SPAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by SPAC of each of the representations, warranties, covenants and agreements of the SPAC contained in this Subscription Agreement as of the Closing Date, (ii) SPAC shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by SPAC at or prior to the Closing, (iii) Transaction Agreement (as the same exists on the date hereof as provided to the Investor) shall not have been amended or modified, and no waiver shall have occurred thereunder , that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Agreement without having received Investor’s prior written consent; (iv) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction shall have occurred, and the NYSE (as defined below) shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares acquired hereunder, and (y) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Investor thereunder unless the Investor has been offered substantially the same benefits.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. SPAC Representations and Warranties. SPAC represents and warrants to the Investor that:

a. SPAC is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s certificate of incorporation, bylaws, or other organizational documents (each as amended to the Closing Date) or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by SPAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) general principles of equity, whether considered at law or equity.

d. The execution and delivery of, and the performance of the transactions contemplated by this Subscription Agreement, including the issuance of the Shares and the compliance by SPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of SPAC and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of SPAC to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC, its subsidiaries, or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of SPAC to comply in all material respects with this Subscription Agreement.

e. Concurrently with the execution and delivery of this Subscription Agreement, SPAC is entering into the Other Subscription Agreements providing for the sale of an aggregate of 24,500,000 Shares for an aggregate purchase price of $245,000,000 (including the Shares purchased and sold under this Subscription Agreement). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Investor (collectively, the “PIPE Agreements”) which include terms and conditions that are more advantageous to any such Other Investor (as compared to Investor) other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Investor in connection with such Other Investor’s compliance with any law, regulation or policy specifically applicable to such Other Investor or in connection with the taxable status of an Other Investor, (ii) any rights or benefits which are personal to an Other Investor based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Investor, (iii) any rights with respect to the confidentiality or disclosure of an Other Investor’s identity, or (iv) any rights or benefits granted to SPAC, the sponsor of SPAC, the Company or any of their respective Affiliates or any of their respective partners, members, shareholders, employees or agents.

f. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by SPAC to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. SPAC acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and Investor effecting a pledge of Shares shall not be required to provide SPAC with any notice thereof or otherwise make any delivery to SPAC pursuant to this Agreement. SPAC hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by Investor.

h. As of their respective filing dates, all reports required to be filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC”) since September 9, 2020 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that SPAC makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus to be filed by SPAC with respect to the Transaction or any other information relating to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto. SPAC has timely filed with the SEC each SEC Report that SPAC was required to file with the SEC. There are no material outstanding or unresolved comments in comment letters received by SPAC from the SEC (including from the staff of the Division of Corporation Finance of the SEC) with respect to any of the SEC Reports.

i. SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 12 of this Subscription Agreement; (iv) those required by the New York Stock Exchange (“NYSE”), including with respect to obtaining approval of SPAC’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

j. There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Shares pursuant to this Subscription Agreement or any Other Subscription Agreements.

k. SPAC is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. SPAC has not received any written communication from a governmental authority that alleges that SPAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

l. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by SPAC to the Investor and the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

m. Neither SPAC nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

n. The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by the NYSE or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on the NYSE, excluding, for the purposes of clarity, the customary ongoing review by NYSE in connection with the Transaction, SPAC has taken no action that is designed to terminate the registration of the Shares under the Exchange Act prior to the Closing.

o. Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of SPAC, threatened in writing against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against SPAC.

p. SPAC is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.

6. Investor Representations and Warranties. The Investor represents and warrants to SPAC that:

a. The Investor is an “accredited investor” (as described in Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts which is a qualified institutional buyer or accredited investor, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A).

b. [Reserved]

c. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act, except as required by Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be resold, transferred, or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to SPAC, a Permitted Transferee of the Investor or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares shall contain a restrictive legend to such effect. As a result the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. “Permitted Transferee” means (a) the members of the Investor’s immediate family (where “immediate family” means, with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings) or (b) any trust for the direct or indirect benefit of the Investor or the immediate family of the Investor.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has had access to, and an adequate opportunity to review such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SPAC, Merger Sub, the Company, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed SPAC’s filings with the SEC that the Investor deems necessary. The Investor understands that the 2020 financial statements (interim and year-end) and other financial information (whether historical or in the form of financial forecasts or projections) for periods after December 31, 2019 about the Company have been prepared and reviewed solely by the Company and its officers and employees and have not been reviewed by any outside party or certified or audited by an independent third-party auditor or audit firm. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information, including financial information, as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor further acknowledges that the information provided to the Investor is preliminary and subject to change and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to subscribe for the Shares hereunder.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC or the Company as a result of a pre-existing substantive relationship (as interpreted in guidance from the SEC under the Securities Act), and the Shares were offered to the Investor solely by direct contact between the Investor and SPAC. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the SPAC represents that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, the Company, the Placement Agents or their respective affiliates or any of its or their control persons, officers, directors, employees or representatives), other than the representations and warranties of SPAC contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the subscription and ownership of the Shares, including those set forth in SPAC’s filings with the SEC. The Investor is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SPAC. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to subscribe for the Shares, the Investor has relied solely upon independent investigation made by the Investor and the SPAC’s representations and warranties contained in this Subscription Agreement. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of either Placement Agent or any of their respective affiliates or any of its or their respective control persons, officers, directors, employees or representatives concerning SPAC, Merger Sub, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares. No disclosure or offering document has been prepared in connection with the offer and sale of the Shares by either of the Placement Agents. The Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to SPAC or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC.

j. The Investor acknowledges that (i) SPAC, the Company and the Placement Agents currently may have, and later may come into possession of, information regarding SPAC or the Company that is not known to it and that may be material to a decision to enter into this transaction to purchase the Shares (“Excluded Information”), and (ii) the Investor has determined to enter into this transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information.

k. The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

l. The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. If the Investor is not a natural person, the Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, and, if the Investor is not a natural person, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not violate any provisions of the Investor’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. Assuming that this Subscription Agreement constitutes the valid and binding agreement of SPAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) general principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank . The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to subscribe for the Shares were legally derived.

p. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Investor with the SEC with respect to the beneficial ownership of Shares prior to the date hereof, the Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

q. No disclosure or offering document has been prepared by Credit Suisse Securities (USA) LLC, BofA Securities, Inc. or any of their respective affiliates (collectively, the “Placement Agents”) in connection with the offer and issuance of the Shares. The Excluded Investor acknowledges that (i) neither Placement Agent is participating in such Excluded Investor Private Placement nor is either of them making any recommendation to the Excluded Investors in respect of any Excluded Investor Private Placement, and (ii) the Excluded Investors are not deemed to be “retail investors” or “retail customers” of either Placement Agent for purposes of either SEC Form CRS or Regulation Best Interest.

r. No Placement Agent nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to SPAC or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC.

s. In connection with the issuance and subscription of the Shares, no Placement Agent has acted as the Investor’s financial advisor or fiduciary. The Investor has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. No Placement Agent has provided any recommendation or investment advice nor solicited any action from the Investor with respect to the offer and issuance of Shares.

t. The Investor has or has commitments to have, and at the Closing will have, sufficient funds to pay the Subscription Amount and consummate the issuance and subscription of the Shares when required pursuant to this Subscription Agreement.

u. The Investor understands that BofA Securities, Inc., one of the Placement Agents, is also acting as an advisor to the Company in connection with the Transaction.

v. As of the date of this Subscription Agreement, the Investor does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. For purposes of this Subscription Agreement, “Short Sales” shall include, without limitation all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, SPAC agrees that, within forty-five (45) calendar days after the consummation of the Transaction, it will file with the SEC (at its sole cost and expense) a registration statement registering such resale (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the one hundred and twentieth (120th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business. SPAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SPAC such information regarding the Investor, the securities of SPAC held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by SPAC to effect the registration of such Shares, and the Investor shall execute such documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations, including providing that SPAC shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder, provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares.

b. In the case of the registration effected by SPAC pursuant to this Subscription Agreement, SPAC shall, upon reasonable request, inform the Investor as to the status of such registration, and shall:

(i) except for such times as SPAC is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SPAC determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, and (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the SPAC to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144()(2), as applicable (and the Investor agrees to disclose its ownership to SPAC upon request to assist it in making the above determination);

(ii) advise the Investor within five (5) business days (A) when a Registration Statement or any post-effective amendment thereto has become effective, (B) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, (C) of the receipt by SPAC of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (D) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that, notwithstanding anything herein to the contrary, SPAC shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding SPAC other than to the extent that providing notice to the Investor of the occurrence of the events listed in clauses (A) through (D) above constitutes material, nonpublic information regarding SPAC;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 7.b(ii)(D), except for such times as SPAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, SPAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to subscribers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which SPAC’s common stock is then listed;

(vi) for as long as the Investor holds Shares, use its commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Investor to sell the Shares under Rule 144; and

(vii) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby.

c. Notwithstanding anything to the contrary in this Subscription Agreement, SPAC shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by SPAC or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event SPAC’s board of directors reasonably believes, based upon the advice of external counsel, would require additional disclosure by SPAC in the Registration Statement of material information that SPAC has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of SPAC’s board of directors, based upon the advice of external counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that SPAC may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from SPAC of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which SPAC agrees to promptly prepare upon the expiration of such Suspension Event) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by SPAC that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by SPAC unless otherwise required by law or subpoena. If so directed by SPAC, the Investor will deliver to SPAC or, in the Investor’s sole discretion, destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

Investor may deliver written notice (an “Opt-Out Notice”) to the SPAC requesting that Investor not receive notices from the SPAC otherwise required by Section 7(c); provided, however, that Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Investor (unless subsequently revoked), (i) the SPAC shall not deliver any such notices to Investor and Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Investor’s intended use of an effective Registration Statement, Investor will notify the SPAC in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(c)) and the related suspension period remains in effect, the Investor will so notify SPAC, within one (1) Business Day of Investor’s notification to the SPAC, by delivering to Investor a copy of such previous notice of Suspension Event, and thereafter will provide Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

d. The Investor hereby agrees that, from the date of this Subscription Agreement and until the Closing (or earlier termination of this Subscription Agreement), no person or entity, while acting in connection with this Transaction and on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding in connection with this Transaction with the Investor or any of its controlled affiliates, will engage in any Short Sales with respect to securities of SPAC that are owned by the Investor or the Investor’s controlled affiliates. Solely for purposes of this Section 7(d), subject to the Investor’s compliance with its obligations under the U.S. federal securities laws and the Investor’s internal policies, (a) “Investor” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department, and (b) the foregoing covenants of this Section 7(d) shall not apply to any transaction by or on behalf of the Investor that was effected without the advice or participation of persons in receipt of information regarding this Transaction, and (c) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 7(d) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement.

e. The legend described in Section 6(c) shall be removed and SPAC shall issue a certificate without such legend to the holder of the Shares or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) the Shares are registered for resale under the Securities Act, upon the sale thereof, (ii) in connection with a sale, assignment or other transfer, such holder provides SPAC with an opinion of counsel, in a form reasonably acceptable to SPAC, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for SPAC to be in compliance with the current public information required under Rule 144(c) or 144(i), as applicable, and in each case, the holder provides SPAC with an undertaking to effect any sales or other transfers in accordance with the Securities Act. With respect to clause (i), while the Registration Statement is effective, SPAC shall cause its counsel, or counsel acceptable to the Transfer Agent, to issue to the Transfer Agent a “blanket” legal opinion to allow the legend on the Shares to be removed upon resale of the Shares pursuant to the effective Registration Statement in accordance with this Section 7. SPAC shall be responsible for the fees of the applicable transfer agent and all DTC fees associated with such issuance and the Investor shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, feels and disbursements of their legal counsel and any applicable transfer taxes). To the extent required by the Transfer Agent, SPAC shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion within two business days of the delivery of all reasonably necessary representations and other documentation from the Investor as reasonably requested by SPAC, its counsel or the transfer agent by the Investor to the Transfer Agent to the effect that the removal of the restrictive legend in such circumstances may be effected under the Securities Act.

f. The SPAC agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, agents, managers, members stockholders and each person who controls the Investor (within the meaning of the Securities Act), ), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the SPAC by or on behalf of the Investor expressly for use therein.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without the Transaction being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) March 1, 2022 if the Closing has not occurred by such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. SPAC shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement, and any monies paid by the Investor to SPAC in connection herewith shall promptly (and in any event within one business day) following a termination be returned to the Investor without any deduction for or on account of any tax withholding or set-off.

9. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated September 9, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account at any time for any reason whatsoever; provided, however, that nothing in this Section 9 shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A common stock shares of SPAC currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares, except to the extent that the Investor has otherwise agreed with SPAC to not exercise such redemption right. This Section 9 shall survive any termination of this Subscription Agreement.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the other party hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate of such investment manager without the prior consent of SPAC, (ii) Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor or an affiliate thereof, without the prior consent of the SPAC, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by Investor, the assignee(s) shall become Investor hereunder and have the rights and obligations and be deemed to make the representations and warranties of Investor provided for herein to the extent of such assignment and (iii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to this Section 10(a) shall relieve the Investor of its obligations hereunder, including any assignment to other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor or an affiliate thereof.

b. SPAC may request from the Investor such additional information as SPAC may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested; provided, that, SPAC agrees to keep any such information provided by Investor confidential (except as may be required by applicable law or legal process). The Investor acknowledges that SPAC may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of SPAC or a registration statement of SPAC.

c. The Investor acknowledges that SPAC will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify SPAC if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect. The Investor agrees that the purchase of the Shares at the Closing constitutes a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the Closing.

d. SPAC and each Placement Agent is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Placement Agents are entitled to rely on, and shall be third party beneficiaries of, the representations and warranties of the Investor contained herein and of the representations and warranties of SPAC contained in Sections 5.a through 5.c herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any applicable statute of limitations under applicable law.

f. This Subscription Agreement may not be modified, amended, terminated (other than pursuant to Section 8) or waived except by an instrument in writing, signed by each of the Investor and SPAC. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7.f., Section 10.d, and Section 11, in each case, with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Investor, to such address(es) or email address(es) set forth herein;

(ii)	if to SPAC, to:

NavSight Holdings, Inc.

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

Attn: Jack Pearlstein

Email: jack@navsight.com

with a required copy to (which copy shall not constitute notice):

Venable LLP

1290 Avenue of the Americas, 20th Floor

New York, NY 10104

Attn: Wallace Christner

Email: wechristner@venable.com

THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND PERFORMED IN THAT STATE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 0 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 0.

m. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, SPAC, the Company, any of their affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties of SPAC expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC. The Investor agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor), (ii) the Placement Agents, their affiliates or any of its or their control persons, officers, directors or employees, or (iii) any party to the Transaction Agreement (other than SPAC), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the subscription of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Placement Agent, SPAC, the Company, any of their affiliates or any of its or their control persons, officers, directors and employees concerning SPAC, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby.

12. The Investor agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state Shares laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this Subscription Agreement.

13. SPAC shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that SPAC has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. The Investor hereby consents to the publication and disclosure in the Form 8-K filed by SPAC with the SEC in connection with the execution and delivery of the Transaction Agreement, and the registration statement and proxy statement related thereto (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, the Company, or any of their affiliates to any governmental authority or to securityholders of SPAC or the Company), of the Investor’s identity and beneficial ownership of Shares and the nature of the Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Subscription Agreement in which case, SPAC shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure. The Investor will promptly provide any information reasonably requested by SPAC for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC). Notwithstanding anything in this Subscription Agreement to the contrary, SPAC shall not (and shall cause the Company and the Placement Agents not to), without the prior written consent of the Investor, publicly disclose the name of the Investor or any of its affiliates or advisors, or include the name of the Investor or any of its affiliates or advisors, in any press release or marketing materials.

14. Independent Obligations. The obligations of Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor under the Other Subscription Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under the Other Subscription Agreements. The decision of Investor to purchase Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of SPAC or any of its subsidiaries which may have been made or given by any Other Investor or by any agent or employee of any Other Investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or any Other Investors pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose

[SIGNATURE PAGES FOLLOW]

Confidential

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
JACK PEARLSTEIN
Name in which Shares are to be registered (if different):	Date:

Investor’s SSN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount:	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SPAC in the Closing Notice.

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

NAVSIGHT HOLDINGS, INC.

By:
Name:	Jack Pearlstein
Title:	Chief Financial Officer

Date:

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐ Investor is an “accredited investor” (as described in Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box on the following page indicating the provision under which Investor qualifies as an “accredited investor.”

*** AND ***

B.	AFFILIATE STATUS

(Please check the applicable box) INVESTOR:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC or acting on behalf of an affiliate of SPAC.

This page should be completed by Investor

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.